Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-116373) and Form S-8 (Nos. 333-17941, 333-68130, 333-79895, and 333-90840) of Boyd Gaming Corporation of our report dated January 28, 2004, except for Note 18—“Subsequent Events” as to which the date is February 6, 2004, relating to the financial statements of Coast Casinos, Inc., which appears in this Current Report on Form 8-K.

/s/    PricewaterhouseCoopers LLP

Las Vegas, Nevada

July 6, 2004